UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

TRAC Intermodal LLC (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)
551112 (Primary Standard Industrial Classification Code Number)
46-0648957 (I.R.S. Employer Identification No.)
211 College Road East Princeton, New Jersey 08540 (609) 452-8900 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2013, Interpool, Inc. d/b/a TRAC Intermodal (the “Company”), a subsidiary of TRAC Intermodal LLC, announced the appointment of Val T. Noel, 52, as Senior Vice President and Chief Operations Officer. Mr. Noel will report directly to the Company’s President and Chief Executive Officer, Keith Lovetro, and will be based out of the Company’s Princeton, New Jersey headquarters.

Mr. Noel joins the Company from Pacer International, Inc. and its affiliate, Pacer Cartage where, for the past five years, he had held the positions of Executive Vice President, Intermodal Operations and President, respectively.

        Pursuant to the terms of Mr. Noel’s offer letter dated October 21, 2013, Mr. Noel will receive: (i) an annual base salary of $275,000; (ii) a onetime sign-on bonus in the amount of $100,000; (iii) a relocation allowance payment; and, (iv) a grant of 50,000 shares of stock of the Company’s indirect parent, SCT Chassis Inc. to be granted on or before December 1, 2013 (1/4 of which will vest on each January 1 commencing 2014). In addition, Mr. Noel will have a target annual bonus equal to 100% of his annual base salary, of which 50% is guaranteed in 2014.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1 99.1	Offer of employment letter dated October 21, 2013 from TRAC Intermodal to Val Noel. Press Release as of November 12, 2013, by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAC Intermodal LLC

Dated: November 12, 2013	By:	/s/ Gregg Carpene
Name: Gregg Carpene
Title: General Counsel